SECURITIES AND EXCHANGE COMMISSION

                                Washington, DC 20549



                                    Form 8-K/A-1

                                  Amendment No. 1

                                   Current Report

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): June 30, 1998


                            Netsmart Technologies, Inc.
               (Exact name of Registrant as Specified in its Charter)

            Delaware                  0-21177                13-3680154
      (State or other jurisdiction  (Commission             (IRS Employer
             of incorporation         File No.)             Identification No.)



                         146 Nassau Avenue, Islip, NY 11751
                       (Address of Principal Executive Office)


         Registrant's telephone number, including area code:  (516) 968-2000




                                       - 0 -

Item 4.  Changes in Registrant's Certifying Accountants

      On June 30, 1998, the Board of Directors selected Richard A. Eisner & Company, LLP to serve as the Company's independent public accountant for the year ending December 31, 1998. The selection of such firm will be presented to stockholders for their approval at the 1998 Annual Meeting of Stockholders. In the event stockholder approval of the selection of such firm is not obtained, the selection of the independent auditors will be reconsidered by the Board of Directors.

      Prior to June 1994, when the Company, through an affiliate, acquired the assets of Creative Socio- Medics Corp. ("CSM"), Richard A. Eisner & Company, was the independent public accountant for CSM. Since June 1994, except for incidental services relating to CSM's financial statements for periods prior to June 1994, Richard A. Eisner & Company, LLP did not perform any services for the Company or CSM. At no time since its engagement has Richard A. Eisner & Company, LLP had any direct or indirect financial interest in or any connection with the Company or any of its subsidiaries other than as independent accountant.

      The Company's financial statements for the years ended December 31, 1997 and 1996 were audited by Moore Stephens, P.C., whose report on such financial statements did not include any qualification, disclaimer, modification or explanatory paragraph. There were no disagreements with Moore Stephens, P.C. during the years ended December 31, 1997 or 1996 or during the period subsequent to December 31, 1997 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The decision to dismiss Moore Stephens, P.C. and engage Richard A. Eisner & Company, LLP was made by the Board of Directors on June 30, 1998.

Item 7.  Financial Statements and Exhibits.

      (c)   Exhibits.

            16.1 Letter from Moore Stephens, P.C.

                                      SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NETSMART TECHNOLOGIES, INC.

                                    s/ James L. Conway
Date: July 28, 1998                 James L. Conway
                                    President




                                       - 2 -